UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 7, 2022

Aridis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38630	47-2641188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

983 University Avenue, Bldg. B

Los Gatos, California 95032

(Address of principal executive offices, including ZIP code)

(408) 385-1742

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ARDS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2022, Aridis Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Cystic Fibrosis Foundation (The “CF Foundation”), pursuant to which the Company agreed to offer, issue and sell to the CF Foundation in a private placement (the “PIPE”) 5,168,732 shares (the “Common Shares”) of common stock, par value $0.0001 (the “Common Stock”) for a purchase price of $0.938 per share for aggregate gross proceeds of approximately $4.85 million. In connection with the PIPE, the CF Foundation has agreed not to sell or transfer any of the Common Shares, subject to certain customary exceptions, for a period of six (6) months from the closing date of the PIPE.

The Common Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, other obligations of the parties and termination provisions.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement and the Common Shares do not purport to be complete and are qualified in their entirety by reference to the form of Purchase Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any sale of shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sale of Equity Securities.

References to the Common Shares set forth under Item 1.01 are incorporated by reference into this Item 3.02.

Item 8.01 Other Events

On December 12, 2022, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d) Exhibits.

10.1	Form of Securities Purchase Agreement

99.1	Press Release dated December 12, 2022

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2022	ARIDIS PHARMACEUTICALS, INC.

/s/ Vu Truong
Vu Truong
Chief Executive Officer

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